Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223309) and on Form S-8 (Nos. 333-128789, 333-195690, 333-128790, 333-156074, 333-128791, 333-150677, 333-181008, 333-219786, 333-156075 and 333-159025) of Ameriprise Financial, Inc. of our report dated February 26, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 26, 2020